UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                EASTERN DIVISION

          In re:                   )    Case No. 96-54018
                                   )
          THE FLXIBLE CORPORATION, )    Chapter 11
                                   )
                    Debtor.        )    Judge Donald H. Calhoun, Jr.

          ________________________________________________________

           ORDER AUTHORIZING AND APPROVING SALE OF DEBTOR'S ASSETS PURSUANT TO SECTIONS 363 AND 365 OF THE BANKRUPTCY CODE
          _________________________________________________________

                    On the Debtor's Motion Pursuant to Sections 363 and 365 of the Bankruptcy Code for Approval of Auction Sale of Assets and for Approval of Auction Sale Procedures, filed on August 5, 1996 (the "Motion"), requesting approval pursuant to Sections 363 and 365 of the Bankruptcy Code for sale of the Debtor's assets outside the ordinary course of business by auction and for approval of the procedures for such a sale; and the record at the hearings held before this Court on August 15, 1996, and September 18, 1996 (collectively, the "Hearing"); and after due deliberation and sufficient cause appearing; and

                    IT APPEARING that upon the culmination of the Debtor's efforts to sell its assets and the auction of such assets on September 18, 1996, the Debtor has accepted the highest and best bids for substantially all of its assets (the "Purchased Assets") for consideration in the total sum of $15,185,000, such bids being accepted as follows: (i) $10,000,000 for the sale of inventory, raw material, intellectual property, business records and specified machinery, equipment, CNG tanks, and tooling as set forth on Appendix A, comprising the Debtor's parts business to Universal Coach Parts, Inc. ("UCP"), (ii) $1,875,000 for the machinery and equipment not included in UCP's bid as well as furniture, fixtures and rolling stock, with the exception of the Debtor's completed bus which was returned, to Cincinnati Industrial Auctioneers ("Cincinnati"), (iii) $3,100,000 for parcels of real estate and improvements thereon located in Delaware, Ohio, and known as Delaware I and Delaware II to PNC Bank, National Association ("PNC"), and (iv) $210,000 for parcels of real estate and improvements thereon located in Loudonville, Ohio, to Cincinnati (collectively, the "Sales"); and it further

                    APPEARING that UCP and Cincinnati will pay cash upon Closing for their respective Purchased Assets and that PNC's secured claim against the Debtor will be reduced by the amount of its bid upon Closing of its sales; and it further

                    APPEARING that the Debtor will convey to UCP, Cincinnati and PNC (collectively the "Purchasers") good title to their respective Purchased Assets free and clear of any liens or encumbrances; and it further

                    APPEARING that the Purchased Assets do not include the Debtor's interest in the Asia-Flxible Automotive Technologies Corporation ("AFCO"), cash, accounts receivable or any overfunding of the Debtor's pension plan; and it further

                    APPEARING that the Debtor and UCP have agreed to the following terms in connection with the sale of the Purchased Assets comprising its parts business to UCP:

                    (a)  UCP will purchase the inventory, raw
                         material, intellectual property, business records and specified machinery, equipment, CNG tanks and tooling as set forth on Appendix A to this order.

                    (b)  Prior to Closing of the UCP Sale, the
                         Debtor will continue to operate its parts business in the ordinary course, including sales of parts. UCP shall be entitled to a reduction of the price for its Purchased Assets equal to the book value of the parts sold by the Debtor from September 18, 1996, to Closing.

                    (c) The Debtor has represented to UCP that the book value of the Debtor's inventory, prior to any adjustments for auditing or obsolescence, is at least $25,000,000.

                    (d) The Debtor has agreed to provide access to its Parts Distribution Centers to UCP through October 31, 1996, only for purposes of identifying and removing
                         Purchased Assets after Closing.

                    (e) The Debtor has agreed to deliver to UCP at Closing appropriate documents changing Debtor's corporate name to another name which will not include the word "Flxible" or any similar word.

                    (f) The Debtor has agreed that it will agree not to compete with UCP for a period of seven years commencing at Closing.

                    (g)  To the extent the Debtor has any
                         enforceable and transferable noncompete or confidentiality agreements with its employees, the Debtor has agreed to assign such rights to UCP.

                    (h) The Debtor has agreed to provide UCP with assistance prior to Closing, and, if reasonably able, after Closing at UCP's expense, in use of its management information systems or downloading of information; and it further

                    APPEARING that the Debtor has agreed to the following terms in connection with the sale of Purchased Assets to both UCP and Cincinnati:

                    (a) The Debtor has agreed that, except for the ordinary course sales described in subparagraph (b) of the preceding paragraph, it will not transfer any interests in the Purchased Assets to any third parties after September 18, 1996. The Purchasers have acknowledged that certain rights to intellectual property, trademarks, and technology have been previously transferred to AFCO.

                    (b) The Debtor has agreed that the claims of any broker or finder claiming through or under the Debtor shall be the sole responsibility of the Debtor and that no such claim shall be made against any Purchaser.

                    (c)  The Purchasers shall be entitled to
                         continue to occupy the Debtor's facilities located at Delaware I, Delaware II and Loudonville, subject to delivery of a 60-day notice to vacate. After the expiration of such initial 60-day period, the Purchasers will each be obligated to pay monthly rent in the total amount of $10,000 to the owner of such properties, to be split equally among the three properties, and to reimburse the owner of such properties for the cost of all utilities at the facilities it occupies.

                    (d)  The Purchasers agree to reasonable
                         cooperation with the Debtor during
                         transition, for a period not to exceed 30 days after Closing, for use of office supplies and furniture to enable the Debtor to wind up its business. In addition, UCP has agreed to the Debtor's or a Chapter 7 Trustee's access to the Debtor's books and records after Closing. The Debtor has agreed that, during the transition period, it will not continue to use letterhead with Flxible's name and will maintain worker's compensation and general liability insurance.

                    (e)  With the exception of UCP's right to
                         abandon purchased inventory and
                         Cincinnati's right to abandon the assets it purchased, the Purchasers agree to leave the Debtor's facilities in Delaware, Ohio, in broom clean condition after removal of the Purchased Assets.

                    (f) The Debtor has agreed that UCP shall have the right to abandon any of the Debtor's inventory it purchased, and Cincinnati shall have the right to abandon any of the assets it purchased, without incurring any expense for removal or otherwise. Such abandoned inventory will revert to the Debtor's estate free and clear of all liens.

                    THIS COURT HEREBY FINDS AS FOLLOWS:

                    1.  This Court has jurisdiction over this
          matter pursuant to 28 U.S.C. SECTIONS 1334 and 157. This is a core proceeding pursuant to 28 U.S.C. SECTIONS 157(b)(2)(A),
          (M), (N) and (O).

                    2. Proper, adequate and sufficient notice of the Motion and the Hearing on the requested relief set forth above has been provided in accordance with this Court's Order, the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure, and no other or further notice of the Notice, the Hearing or the entry of this Order is necessary.

                    3.  The Debtor has advanced sound business
          reasons for seeking approval of the sale of the Purchased Assets as described above and the Sales represent the proper and prudent exercise of the Debtor's business judgment.

                    4.  The purchase price to be paid by the
          Purchasers represents the fair market values of the Purchased Assets to be transferred and approval of the Sales is in the best interests of the Debtor, its estate and its creditors.

                    5. Debtor asserts that the Purchasers are not insiders of the Debtor, but are arm's-length, good faith purchasers for fair and adequate consideration who did not collude on the price of the Purchased Assets and are, therefore, entitled to the protections of Section 363(m) and (n) of the Bankruptcy Code.

                    6.  Debtor asserts that it has obtained all
          corporate approvals required under applicable non-bankruptcy law to enter into and consummate the Sales.

                    ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED,
          AND DECREED AS FOLLOWS:

                    ORDERED, that the Motion is hereby granted in all respects; and it is further

                    ORDERED, that the limited objection filed by the Unsecured Creditors' Committee is hereby overruled;
          and it is further

                    ORDERED, that the Debtor is hereby authorized to perform all of its obligations under the terms of the Sales as set forth above; and it if further

                    ORDERED, that the Debtor is authorized to execute such other documents and to take such further actions as are necessary or appropriate to implement and to perform in accordance with the terms of the Sales, including any other documents as are necessary or appropriate to carry out of the terms of this Order including, without limitation, any agreements or amendments required in connection with the implementation of any provisions of the Sales or this Order; and it is further

                    ORDERED, that the Debtor is hereby authorized and empowered pursuant to Section 363 of the Bankruptcy Code to sell, convey, transfer and deliver the Purchased Assets to the Purchasers, free and clear of all liens, and other encumbrances, and pursuant to Section 363(f) of the Bankruptcy Code, the Purchasers shall acquire the Purchased Assets free and clear of all such liens and encumbrances, with the liens of PNC and any other asserted liens or encumbrances to be attached to the proceeds of the Sales with such proceeds to be distributed pursuant to further Order of this Court; and it is further

                    ORDERED, that any assets owned by the Debtor other than the Purchased Assets shall remain property of the Debtor subject to valid liens, except that any purchased inventory abandoned by UCP shall revert to the Debtor's estate free and clear of all liens; and it is further

                    ORDERED, that the Purchasers shall be entitled to the protection of Section 363(m) and (n) of the Bankruptcy Code; and it is further

                    ORDERED, that the Purchasers shall not be deemed successors of the Debtor and the Purchasers shall not be responsible for any of the Debtor's liabilities or obligations; and it is further

                    ORDERED, no party may seek any broker's or finder's fees in connection with the Sales against any of the Purchasers; and it is further

                    ORDERED, that this Order shall be binding upon and shall govern the acts of all entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract to accept, file, register, or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Assets; and it is further

                    ORDERED, that the Sales transactions shall be closed within 5 days of this order being final and nonappealable; and it is further

                    ORDERED, that this Court shall retain
          jurisdiction to implement and to enforce the provisions of this Order, including any disputes relating thereto or with respect to the Sales, the proceeds of the Sales, transfer and/or assignment and delivery of the Purchased Assets, and the Purchasers' peaceful use and enjoyment thereof after the Closing of the Sales, free and clear of all encumbrances, whether or not a plan of reorganization has been confirmed in this case and irrespective of the provisions of any such plan or order confirming such plan; and it is further

                    ORDERED, that this Order shall be a final and appealable order and, to the extent necessary under Federal Rule of Bankruptcy Procedure 9014, the Court expressly finds that there is no just reason for delay in the implementation of this Order, and expressly directs immediate entry of judgment as set forth herein and directs that, for purposes of Federal Rule of Bankruptcy Procedure 7062, this Order is a final order authorizing sale of property of the estate under 11 U.S.C. SECTION 363; and it is further

                    ORDERED, that the reversal or modification of this Order on appeal shall not affect the validity of the Sales authorized by this Order, unless this Order has been stayed pending such appeal.

          Dated:    Columbus, Ohio
                    October 7, 1996

                              _____________________________________
                              THE HONORABLE DONALD E. CALHOUN, JR.
                              UNITED STATES BANKRUPTCY JUDGE


                                                            APPENDIX A

                             SCHEDULE 1.1.12(B)

                           Reference L.P.C. Levy

            "Fair Market Value Appraisal of Flxible Corporation"
                   (All amount shown for reference only)

     Factory Tooling

          Page 19   Ref #127  Del I Plant #1                $ 60,000
          Page 20   Ref #132  Del II Plant #1 Bldg. #2      $ 36,800
          Page 35   Ref #244  Loudonville Plant #2          $ 10,000
                                                    Total   $106,800

     In order to carry on the parts business, as generally understood within the transit bus industry, the following miscellaneous factory tooling, machinery, and equipment is required, including but not limited to:

          *    Weld fixtures
          *    Weld Positioners
          *    Assembly Fixtures
          *    Custom Fixtures
          *    Templates
          *    Patterns
          *    Production Aids
          *    Sub-Assembly Fixtures
          *    Molds
          *    Tooling (Wood Floors)
          *    Tooling (Windows)

     The above listed items may or may not be listed; numbered, serialized, or otherwise identified within the "The Flxible Corporation Asset Listing by Location and Class", or may be grouped into the asset categories, "General Plant Equipment." The location of these items may be at the several manufacturing facilities including, *"Vendor Location" and/or ATLAS Automotive ("Hercules Automotive") located in Albany, Georgia.

     *"The Flxible Corporation Asset Listings by Location and Class", pages 59, 60, 61, 62, & 63.

     Racking & Material Storage

          Page 10   Ref #68   Del I Plant #1                $  4,000
               Approximately (20) Sections 123" x 48" 144"
               Heavy duty adjustable steel pallet racking.

          Page 4    Ref #23   Del I                         $ 42,400
               (212) Sections 122" x 48" x 144" medium to heavy duty adjustable pallet racking.

          Page 16   Ref #106  Del I                         $  4,800
               Approximately (32) Sections 110" x 54" x 20" medium duty pallet racks

          Page 4    Ref #25   Del II Plant #2               $ 12,000
               Approximately (60) Sections medium & heavy duty adjustable pallet racking.

     Quantities of racks not specified:

     Page 19   Ref #127  Del I Plant #1                     $ 10,000
     Page 20   Ref #132  Del II Plant #2                    $ 30,000
     Page 35   Ref #244  Loudonville Plant #2               $ 60,000
                                                  Total     $163,200

     *    Adjustable Steel Pallet Racks
     *    Steel Shelving
     *    Cantilevered Storage Racks
     *    Portable Stock Racks
     *    Miscellaneous Plastic Storage Bins & Trays
     *    Wire Containers
     *    Portable Steel Carts & Tubs
     *    Floor Jacks

     Welders

          Page 1    Ref #2    Del I Plant #1                $  1,500
               Hobart model RC300 300 AMP DC ARC
               Welding power supply.  Serial no.
               80WS05738.  With Hobart model 27
               wire feed and control.

          Page 1    Ref #3    Del I Plant #1                $  1,500
               Hobart model RC300RS 300 AMP DC ARC
               Welding power supply.  Serial no.
               81WS18259.  With Hobart 2000 wire feed.

          Page 1    Ref #4    Del I Plant #1                $  1,300
               Hobart model RC300RS 300 AMP DC ARC
               Welding power supply.  Serial no.
               N/A.  With Hobart 2000 wire feed & control.

          Page 1    Ref #5    Del I Plant #1                $  1,000
               Hobart model RC300 300 AMP DC ARC
               Welding power supply.  Serial no.
               12RT-6870.  With Hobart 2000 wire feed.

          Page 1    Ref #6    Del I Plant #1                $  1,000
               Hobart model RC300 300 AMP DC ARC
               Welding power supply.  Serial no.
               12RT-33322.  With Hobart model 27A
               wire feed & control.

          Page 2    Ref #7    Del I Plant #1                $  1,000
               Hobart model RC300 300 AMP DC ARC
               Welding power supply.  Serial no.
               12RT-18649.  With Hobart model 27
               wire feed & control.

          Page 2    Ref #8    Del I Plant #1                $  1,300
               Hobart model RC300 AMP DC ARC Welding
               power supply.  Serial no. 78WS-03571.
               With Hobart model 27 wire feed & control.

          Page 2    Ref #9    Del I Plant #1                $  1,000
               Hobart model RC300 300 AMP DC ARC Welding power supply. Serial no. 12RT-18632. With
               Hobart model 27 wire feed & control.

          Page 2    Ref #10   Del I Plant #1                $  1,600
               Hobart model 300RVS 300 AMP DC ARC Welding power supply. Serial no. 88WS11182. With
               Hobart 2210 wire feed & control.

          Page 2    Ref #12   Del I Plant #1                $  1,000
               Hobart model RC300 300 AMP DC ARC Welding
               power supply.  Serial no. 12RT-39480.  With
               Hobart model 27 wire feed & control.
                                             Total Weld     $ 12,200

     Portable Lifts

          Page 17   Ref #117  Del I                         $ 32,000
               SEFAC model 1200M-506 ton portable lifts, serial no.'s 1032, 1905, 1698, 1827, 1920,
               1160, 1825, & 1219.

          Page 17   Ref #118  Del I                         $ 16,000
               SEFAC model 1200M50E 6 ton portable lifts,
               serial no.'s 11450, 11451, 11449, & 11448
               (1989).
                                             Total Lifts    $ 48,000

     Sidewall Tooling

          Page 1    Ref #1    Del II                        $  3,500
               (I) Flxible custom designed & fabricated metal cutting sawing system consisting of:
               (2) CTD Model DM400 20" Pneumatic feed saws.
               Serial no.'s 126 & N/A with approximately 45" custom slide feed table

          Page 1    Ref #3    Del II                        $  5,000
               (I) Flxible custom designed and fabricated metal cutting sawing system, consisting of:
               (I) 24" radial arm saw. Serial no. N/A with 14" x 20' power roller-entry conveyor, 14" x
               20' exit conveyors, table & Oliver dust
               collector.

          Page 1    Ref # 4   Del II                        $    350
               (1) Rockwell 12" chop saw

          Page 1    Ref #5    Del II                        $    225
               (1) Rockwell 14" vertical band saw

          Page 6    Ref #40   Del II                        $  5,000
          *Lot Sidewall gluing assembly stations
               including but not limited to:  (4) 9
               clamp gluing stations, Kent-Moore 5 gallon mixing & pumping unit, Palmer 5 gallon resign heating unit, heat lamps (2) 1/2 ton underhung electric traveling bridge cranes.

          Page 6    Ref #41   Del II                        $  7,500
          *Lot Sidewall frame drilling & punching
               station including but not limited to:  (I)
               Parker hydropower hydraulic 10" C-frame
               punch, clamps, C-clamps, (2) 1,000 lb.
               single girder underhung electric traveling


               bridge cranes with (2) 1,000 lb. electric cable hoists.

          Page 7    Ref #42   Del II                        $  5,000
          *Lot Sidewall foaming stations including but not limited to: (2) polyblend poly-uterhane foaming stations with nitrogen compressed air delivery systems, hoses, guns, clamps & (6) P & H 1/2 ton traveling electric cable hoists.

          Page 7    Ref #43   Del II                        $  2,500
          Lot  Sidewall milling & drilling station
               including but not limited to: (4) Wheel
               well pattern milling stations, (2) driver
               & center door milling stations, (3) window
               & engine compartment milling stations, clamps
               & support equipment.

          Page 7    Ref #44   Del II
          *Lot Sidewall counting & reinforcement            $  1,500
               stations including but not limited to:
               (2) Steel fabricated frame trolley
               delivery system, clamps, pneumatic riveter
               & drills, window insertion, (1) 1/2 ton
               underhung electric traveling bridge crane with (2) P&H electric traveling cable hoists.

          Page 7    Ref #45   Del II                        $    225
               Rockwell #14" vertical band saw

          Page 7    Ref #46   Del II                        $  5,250
          *Lot Sidewall shuttle & bank station
               including but not limited to:  (1)
               reliable cable 5 ton twin girder under-
               hung free standing electric traveling custom bust sidewall shuttle unit with 8 station trolley type sidewall holding bank station.
                                   Total Sidewall Equipment $ 36,050

     Test Equipment

          Page 11   Ref #70   Del II                        $ 70,000
          Lot  Miscellaneous test & development test
               equipment including but not limited to:
               Pressure transducers, load meters, accelero-meters, multi meters, oscilloscopes, load cells, voltage calibrations, micrometers, psychrometers, volt amp testers, air velo-meter, stress testers, air flow testers, out put testers, load sensors, tape readers, signal conditioners, video cameras, Bruel &
               Kiger microphones, personal computers & misc.
               test equipment.

     Assembly Fixtures

          Page 13   Ref #89   Del II                        $    750
          Lot Bottom skirt assembly area consisting of custom clamping & drilling fixtures with support equipment.

     LOUDONVILLE

     Wire Room
          Page 35   Ref #243  Loudonville                   $  4,500
               *Lot-Miscellaneous equipment in wire
               harness assembly area including but not
               limited to: plastic bins, wire terminal machines, custom designed & fabricated harness assembly machine, propriety test equipment, work benches, wire storage rack, harness tester, office equipment, assembly table, hand & power tools, tool chests, pattern cutting equipment, misc. racks, pallet rack, etc.

          Page 7    Ref #37   Loudonville (or ATLAS         $ 12,500
                              Automotive)
               PVI Model 408XTX 90" x 48" heated plastic vacuum former. Serial No. P408XTX-1386-688.
               With controls.

          Page 7    Ref #38(2) Loudonville (or ATLAS        $ 95,000
                               Automotive)
               Edge Sweets model 25-6096 104" x 50" dual sided plastic vacuum former. Serial no.
               25-6096 104" x 50" dual-sided plastic vacuum former. Serial no. K1110, with (2) auto-matic clamp controls.

          Page 11   Ref #68 Loudonville                     $    650
               Custom designed & fabricated hydraulic tube hedging machine. With pump & motor.

          Page 18   Ref #114 Loudonville                    $  9,000
               Portage model 48A layout machine.  54"
               vertical travel.  20" horizontal travel.
               With 70" x 100" x 6" cast iron surface
               plate, 20" x 51" coordinate measuring
               machine.

          DEL I & II

     Miscellaneous

               02791 CNG Bus Lifts                          $  5,305
               02355 CNG Fuel Compressor Tanks              $  3,269
                                                  Total     $  8,574

                                             Est. Value     $  5,000

     LOUDONVILLE

     Miscellaneous

               00711 Fiber optic Borescope                  $  5,083
               01558 Vacuum molds-Portland ME               $  2,350
               01561 NJ Escutcheon front door               $  1,808
               01564 Mullon angle disc. replace             $ 10,510
               01566 Vacuum molds - Nashville               $  4,755
               01724 RTS Engine door tooling                $ 26,487
               01729 Cable covers - N.J.                    $  5,500
               01737 Vacuum form molds                      $  3,345
               01854 Rad. & Trans. door tool                $ 18,279
               01856 Die for headlight angles               $  3,260
               01858 CNG vacuum form molds                  $ 18,000
               01861 Rear modesty panel tool                $  4,010
               02005 RTS rear door tooling                  $  6,251
               02311 Comb die fuel tank bracket             $  7,845
               02420 Mold/vacuum box trap                   $  2,600
                                                  Total     $120,083

                                             Est. Value     $ 47,000

     ATLAS (Hercules Automotive) & PDC's                    $140,000

     All manufacturing *Tooling and Equipment located at the Albany, Georgia facility, including but not limited to:

     *    Weld fixtures
     *    Weld positioners
     *    Assembly Fixtures
     *    Custom Fixtures
     *    Templates
     *    Patterns
     *    Production Aids
     *    Sub-Assembly Fixtures
     *    Molds
     *    Tooling (Wood Floors)
     *    Tooling (Windows)
     *    All equipment shown on "The Flxible Corporation
          Asset Listing by Location and Class", Dated 7/20/95, pages 1, 2, 3, & 4 shown as located at "ATLAS".
     *    All items listed, page 1, Ref I, 2, 3, 4, 5 & 6
          "Flxible Corporation Parts Distribution Centers &
          Hercules Automotive", Appraisal Prepare by IPC/Levy, dated Jan. 5, 1995.
     * To manufacture window assemblies, electrical cable assemblies, vacuum formed plastic parts, floorboards, hand rails, "Shur-Bond" brakes, hydraulic & pneumatic-tubing assemblies, wheelchair lifts, bumpers, plastic trim panels, and modesty panels for transit buses.